Exhibit 99.1

NATIONAL HEALTH PARTNERS

ANNOUNCES RECORD RESULTS FOR 2007

2007 revenue increases 100% as company forecasts

profitability and positive cash flows from operations during 2008

HORSHAM, Pennsylvania — (BUSINESS WIRE) — March 31, 2008 — National Health Partners, Inc. (OTCBB: NHPR - News), a leading provider of unique discount healthcare membership programs, announced today that 2007 revenue increased almost 100% to $3,724,204 from $1,870,612 for 2006.  The company expects revenue for its full fiscal year ended December 31, 2008 to range between $12 million and $15 million as the company continues selling its CARExpress health discount programs and its CARExpress Plus membership programs to people across the country.  The company also expects to begin generating a net profit from operations and positive cash flows from operating activities during 2008.

2007 Performance Highlights

•                  Revenue for 2007 increased 100% to $3,724,204 from $1,870,612 for 2006.

•                  Gross profit increased $549,268 to $982,075 for 2007, representing an increase of 125% over gross profit of $432,807 for 2006.

•                  Net loss per share for 2007 decreased 75% to $(0.10) from $(0.39) for 2006.

•                  Initial sales of the company’s CARExpress Plus programs culminated with the purchase of a large number of these programs by a union for its members.

•                  Agreements were signed with a significant number of affinity groups that are expected to generate a significant amount of revenue for the company during 2008.

 “We are extremely pleased with our financial results for 2007,” stated Alex Soufflas, Chief Financial Officer and Executive Vice President of National Health Partners.  “Our revenue increased 100% to $3,724,204 for 2007 from $1,870,612 for 2006, and our gross profit from operations increased 125% to $982,075 from $432,807 for 2006.  Equally important is that our bottom line improved substantially during 2007.  Our net loss per share deceased 75% to $(0.10) for 2007 from $(0.39) for 2006.”

“Our business really began to take off during the last quarter of 2007,” stated David M. Daniels, President and Chief Executive Officer of National Health Partners.  “First, we hired Fred Wolf as our newest Vice President of New Business Development to help drive sales of our CARExpress membership programs to affinity groups.  Second, we began entering into agreements with some large affinity groups, such as Consultancy Services International, Inc., TotalHR, Inc., and a large union group that purchased our CARExpress Plus programs for its members.  We have since entered into agreements with several other affinity groups, including America’s Professional Services Association, the Michigan Hispanic Chamber of Commerce, the Polish American Congress — Michigan Division, the Troy Chamber of

Commerce, and a leading major metropolitan musicians union, as well as several insurance brokers and agents.  The groups will generate a large number of sales for us which will result in a substantial increase in our revenue for 2008.”

Outlook For 2008

The company expects to generate revenue of between $12 million and $15 million during 2008.  In addition, the company expects to begin generating positive cash flow from operating activities and a net profit from operations during 2008.  The company attributes its future growth in revenue to a substantial increase in sales of its CARExpress health discount programs and CARExpress Plus programs to affinity groups, such as unions, associations, chambers of commerce, small business associations and other organizations that have a large number of members or employees.  The company has been receiving overwhelming demand for its programs from organizations like these located throughout the country.

“Purchases of our CARExpress membership programs by members of affinity groups located throughout the country will be the primary driver for revenue, positive cash flow and profitability in 2008,” stated Mr. Daniels.  “Our focus on affinity groups should greatly accelerate our growth as these types of groups boast large numbers of members that will remain CARExpress members for a long period of time.  It is also far less costly for us to access these types of groups than it is for us to engage in expensive, nation-wide marketing and advertising campaigns.  Achieving profitability will be a major milestone in our history.  Thereafter, as we continue to execute upon our business plan, we expect strong growth in our profitability.”

“We intend to issue a letter to shareholders in the near future that will provide an in-depth description of all of the exciting things that we are currently doing,” added Mr. Daniels.  “I think everyone who reads it will be very impressed with our accomplishments and plans for 2008.  We also expect to announce several additional agreements with large affinity groups in the near future as we continue to execute upon our business plan.”

National Health Partners, Inc.

National Health Partners, Inc. is a national healthcare savings organization that provides discount healthcare membership programs to uninsured and underinsured people through a national healthcare savings network called “CARExpress.”  CARExpress is one of the largest networks of hospitals, doctors, dentists, pharmacists and other healthcare providers in the country and is comprised of over 1,000,000 medical professionals that belong to such PPOs as CareMark and Aetna.  The company’s primary target customer group is the 47 million Americans who have no health insurance of any kind.  The company’s secondary target customer group includes the 61 million Americans who lack complete health insurance coverage.  The company is headquartered in Horsham, Pennsylvania.  For more information on the company, please visit its website at www.nationalhealthpartners.com.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact contained herein, including, without limitation, statements regarding the company’s future financial position, business strategy, budgets, projected revenues and costs, and plans and objectives of management for future operations, are forward-looking statements.  Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expects,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” or “believes” or the negative thereof or any variation thereon or similar terminology or expressions.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from results proposed in such statements.  Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct.  Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, its ability to fund future growth and implement its business strategy, its ability to develop and expand the market for its CARExpress membership programs, demand for and acceptance of its CARExpress membership programs, its dependence on a limited number of preferred provider organizations and other provider networks for healthcare providers, as well as those factors set forth in the company’s most recently filed registration statement on Form SB-2 and its other filings and submissions with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  Except as required by law, the company assumes no obligation to update or revise any of the information contained in this press release.

Contact

National Health Partners, Inc.

Alex Soufflas

Chief Financial Officer

(215) 682-7114

info@nationalhealthpartners.com

Source:  National Health Partners, Inc.